Exhibit 1.01

Conflict Minerals Report of Amkor Technology, Inc.

All information contained in this Conflict Minerals Report (the “Report”), other than statements of historical fact, constitute forward-looking statements within the meaning of federal securities laws. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors including, among other things, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, and our ability to identify and mitigate related risks in our supply chain. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after filing this Report with the SEC.

This Conflict Minerals Report (CMR) of Amkor Technology, Inc. (“Amkor”) for calendar year 2020 was prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934.

Business Overview

Amkor is one of the world’s leading providers of outsourced semiconductor packaging and test services. Our packaging and test services are designed to meet application and chip specific requirements including: the required type of interconnect technology; size; thickness; and electrical, mechanical and thermal performance. Some of the materials we use when providing packaging services contain tantalum, tin, tungsten, or gold (collectively, “Conflict Minerals”). Test services involve checking that a packaged die meets its design and performance specifications and do not involve the use of Conflict Minerals.

The supply chain that provides us with Conflict Minerals is divided into upstream and downstream entities. An upstream entity is between the mine of origin and the smelter or refiner and includes miners, local traders, exporters from the country of mineral origin, international concentrate traders, mineral processors, smelters, and refiners. A downstream entity is between the smelter or refiner and the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

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Amkor is a downstream entity and is typically several tiers removed from the smelter or refiner and mineral origin. We have limited visibility beyond our direct suppliers to entities within the supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information.

Due Diligence Overview

We undertook due diligence on the source and chain of custody of the Conflict Minerals we use when providing packaging services using tools and relying on information provided by the Responsible Minerals Initiative (RMI), an industry group that works to address Conflict Minerals issues within supply chains. One RMI tool we used was the Conflict Minerals Reporting Template (CMRT), which facilitates the collection of information on the source of Conflict Minerals. We also relied on information from the Responsible Minerals Assurance Process (RMAP), a voluntary initiative managed by the RMI, in which an independent third party validates the conflict minerals management procedures of a smelter or refiner to determine, with reasonable confidence, that the minerals it processes were sourced responsibly. If a smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the RMAP assessment, they are designated by the RMI as “Active”. Upon completion of a successful audit, the smelter or refiner is designated by the RMI as “Conformant”.

Due Diligence Design

We designed our due diligence to conform to an internationally recognized due diligence framework, the Organisation for Economic Co-operation and Development (OECD), Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements on Tin, Tantalum and Tungsten and on Gold (collectively, the “OECD Framework”).

Due Diligence Performed

The OECD Framework provides a five-step outline for risk-based due diligence in the mineral supply chain. Using the OECD Framework, we list below the actions taken to exercise due diligence on the source of Conflict Minerals we used when providing packaging services.

Step 1 - Establish Strong Management Systems

•Adopted and revised as needed our Responsible Minerals Sourcing Policy, which states our goal to source Conflict Minerals responsibly and is located on the “About Us” tab of www.amkor.com, under “Social Responsibility”.

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•Maintained an internal team to implement our Responsible Minerals Sourcing Policy, which includes members from the Procurement, Legal, and Quality Assurance teams, and reported program activities to Executive Management.

•Updated processes and procedures as appropriate to meet the requirements of our Responsible Minerals Sourcing Policy.

•Enforced the requirement that our direct suppliers undertake due diligence to achieve a conformant supply chain.

•Maintained our record retention practice for records related to the sourcing of Conflict Minerals.

•Continued our existing grievance system where suppliers can raise a question or make a report on ethical or legal issues, including issues relating to Conflict Minerals.

Step 2 - Identify and Assess Risks in the Supply Chain

•Conducted a supply chain survey of our direct suppliers of Conflict Minerals using the CMRT to identify the smelters, refiners and/or mines of origin of Conflict Minerals.

•Compared smelters, refiners and/or mines of origin identified by our direct suppliers against the list of smelters, refiners and mineral sourcing information that have received a “Conformant” designation by the RMAP.

•Performed reviews of select suppliers to evaluate the reasonableness of responses received and alignment with the OECD Framework.

Step 3 - Design and Implement a Strategy to Respond to Identified Risks

•Updated our annual risk management plan designed to mitigate the risk that our direct suppliers do not meet our expectations to achieve a conformant supply chain.

•Conducted training and communicated periodically with our direct suppliers to increase awareness of our goal to achieve a conflict free supply chain and to reduce the risk of inaccurate information received from our suppliers.

•Contacted a portion of smelters and refiners within our supply chain to encourage them to maintain their participation in the RMAP or industry equivalent. Our outreach efforts included in person training and meetings with select smelters and industry associations.

•Reported information on the source and chain of custody of conflict minerals in our supply chain to Executive Management.

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Step 4 - Carry Out Independent Third-party Audits of Smelter/Refiner’s Due Diligence Practices

•Maintained our membership in the RMI, an industry group that has implemented the RMAP to carry out independent Third-party Audits of a Smelter/Refiner’s Conflict Minerals Management Practices. As a member, we have relied on the results of the RMAP to provide smelter, refiner, and mineral sourcing information on the Conflict Minerals we used when providing packaging services.

Step 5 - Report Annually on Supply Chain Due Diligence

•Published the results of our supply chain due diligence within our 2020 Form SD and Conflict Minerals Report, which is located on the “Investors” tab of www.amkor.com under “Financial Information, SEC Filings”.

Due Diligence Results

The results of our due diligence indicate that the sources of Conflict Minerals are (1) from recycled or scrap materials, (2) from within the Democratic Republic of the Congo or adjoining countries (the “Covered Countries”), or (3) from outside the Covered Countries. We received responses from all our direct suppliers subject to our supply chain survey for 2020. Collectively, their responses listed 235 smelters and refiners within their supply chains as of December 31, 2020. Of this amount, the RMAP has designated 234 smelters and refiners as Conformant and one refiner as Active as of December 31, 2020.

The following tables list the population of smelters, refiners, and origin of Conflict Minerals within our supply chain for 2020. Our efforts to determine this population are described above under the caption “Due Diligence Performed”. The information presented is derived from information provided by our direct suppliers and the RMI.

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Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Gold	8853 S.p.A.	Italy
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DS PRETECH Co., Ltd.	Korea, Republic of
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emirates Gold DMCC	United Arab Emirates

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Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Gold	Geib Refining Corporation	United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Marsam Metals	Brazil
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America

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Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czechia
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

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Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America

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Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	PRG Dooel	North Macedonia
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Dowa	Japan

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Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States of America
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia

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Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	Thaisarco	Thailand
Tin	Tin Technology & Refining	United States of America
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany

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Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	KGETS Co., Ltd.	Korea, Republic of
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China

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Countries of Origin for Conflict Minerals, To the Extent Known
Argentina	Guyana	Russian Federation
Australia	India	Rwanda
Austria	Indonesia	Sierra Leone
Benin	Japan	Somaliland
Bolivia	Kazakhstan	South Africa
Brazil	Laos	Spain
Burundi	Madagascar	Swaziland
Canada	Malaysia	Taiwan
China	Mexico	Tanzania
Colombia	Mongolia	Thailand
Congo, Democratic Republic of the	Mozambique	Uganda
Ecuador	Myanmar	United Kingdom
Eritrea	Namibia	United States of America
Ethiopia	Niger	Uzbekistan
France	Nigeria	Venezuela
Germany	Peru	Vietnam
Ghana	Portugal	Zimbabwe
Guinea

Due Diligence Improvements

We plan to undertake the following steps in 2021 to build on our efforts to source Conflict Minerals responsibly:

•Continue our engagement with our direct suppliers with periodic communications, training and evaluation of smelter and refiner data provided.

•Maintain our efforts to identify the smelters and refiners within our supply chain by evaluating the information received from our direct suppliers and comparing it with updated information published by the RMI.

•Contact a portion of our smelters and refiners directly to encourage them to maintain their participation in the RMAP or industry equivalent.

•Continue our active involvement in the RMI and support industry efforts to improve the monitoring and reporting of supply chain activities.

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